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                                                                   EXHIBIT 10.33


                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement") is between SANDEFER OIL & GAS, INC., a Texas corporation ("SOG"), and POTOSKY OIL & GAS, INC., a Texas corporation, and ATOCHA EXPLORATION, INC., a Louisiana corporation (collectively, "Potosky and Atocha").

                                  WITNESSETH:

         WHEREAS, SOG has a substantial data base of geological and geophysical data (the "Data Base") and has contracted with National Energy Group, Inc. ("NEG") to generate prospects in Louisiana, Texas and Mississippi pursuant to an agreement between SOG and NEG ("the NEG Agreement") and to participate with NEG in evaluation of such prospects and the acquisition of oil and gas interests therein; and

         WHEREAS, SOG wishes to engage the services of Potosky and Atocha as independent consultants to utilize SOG's data base and generate prospects in Louisiana, Texas and Mississippi on behalf of SOG for presentation to NEG; and

         WHEREAS, Potosky and Atocha wish to provide geological and geophysical consulting services to SOG;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, SOG and Potosky and Atocha agree as follows:

         1. Data Base. SOG represents to Potosky and Atocha that SOG owns or has the right to use the Data Base, subject to applicable licensing agreements, for the purposes provided in this Agreement and the NEG Agreement. A substantial portion of the Data Base is licensed seismic data ("Licensed Data") as described in applicable licensing agreements between SOG and various third party licensors. The remainder of the Data Base is owned by SOG as proprietary data ("Proprietary Data") either shot or purchased by SOG other than Licensed Data.

         2. Technical Expertise. Potosky and Atocha represent that they possess geological expertise relating to the lands covered by this Agreement and that they are qualified to perform all the services described in this Agreement. Potosky and Atocha shall conduct all services pursuant to this Agreement in accordance with the best practices in the oil and gas industry for professional geologists. SOG shall have no responsibility to train or provide instructions to Potosky and Atocha or any of their employees as to the manner in which such services are provided.

         No set hours or schedule shall be established for Potosky and Atocha by SOG. Potosky and Atocha may select the order and sequence of work in which their responsibilities will be performed under this Agreement. SOG shall not have the right to control the procedures for





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accomplishing the contracted services. No regular oral or written reports are required to be made by Potosky and Atocha; however, Potosky and Atocha shall be required to report to SOG from time to time as SOG may reasonably request.

         3. Independent Contractors. Potosky and Atocha shall be at all times for purposes of this Agreement independent contractors and shall not be deemed to be the employees of SOG. This Agreement is not intended to create, and nothing herein shall be construed as creating, a partnership, mining partnership or joint venture or other relationship by which one party is liable for the obligations or acts, either of omission or commission, of the other parties.

         Potosky and Atocha understand that, because they are independent contractors, SOG will not carry unemployment insurance or worker's compensation insurance on Potosky and Atocha's employees, and Potosky and Atocha's employees will not be entitled to unemployment compensation through SOG from the Texas Employment Commission. Further, Potosky and Atocha understand that SOG will not withhold amounts from the compensation paid to Potosky and Atocha for federal income tax, social security and unemployment insurance. Potosky and Atocha understand that they are responsible to pay such taxes and contributions under the tax law. Further, Potosky and Atocha agree that they will not hold themselves or their employees out to anyone as employees of SOG. As a condition of this Agreement, each employee of Potosky and Atocha shall execute a statement in the form attached hereto as Exhibit A that he or she is not an employee of SOG and that such employee of Potosky and Atocha understands that SOG will not withhold amounts from his or her compensation for federal income tax, social security and unemployment insurance and that such employee will be responsible to ensure that he or she or Potosky and Atocha pays such taxes and contributions under the appropriate federal, state and local tax laws.

         4. Initial Term. The initial term of this Agreement (the "Initial Term") shall begin upon January 1, 1996, and shall continue until December 31, 1997.

         5. Confidentiality of Data Base. Potosky and Atocha hereby acknowledge that the Data Base, comprised of both licensed and proprietary seismic data, is confidential and is made available to Potosky and Atocha as consultants to SOG on a non-exclusive basis for the sole purpose for allowing Potosky and Atocha to generate prospects in which SOG shall participate. Potosky and Atocha shall have reasonable access to the Data Base during the Initial Term and thereafter as may be necessary in order to complete the evaluation and sale of the Prospects in process. As consultants to SOG, Potosky and Atocha shall use the Data Base in accordance with the terms and conditions hereof and all applicable license agreements. Potosky and Atocha acknowledge receipt of a copy of such licensing agreements from SOG.

         The Data Base shall be used to generate specific prospects to explore, operate or develop oil and gas interests within the areas involved. At no time, without the prior consent of SOG, will the Data Base be shown to a third party to assist such third party in making a regional





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interpretation, nor shall Potosky and Atocha receive any fee directly or indirectly from a third party for any manner of use of the Data Base except as provided herein.

         The Data Base shall not be sold, assigned, disposed of or given to third parties by Potosky and Atocha. Except as prohibited in any applicable licensing agreement, the Data Base may be shown by Potosky and Atocha to, but not copied for or by, other parties interested in participating in a prospect generated pursuant to this Agreement.

         The Data Base will remain in the physical possession of SOG and will not be surrendered to any third party by Potosky and Atocha. Potosky and Atocha acknowledge that the right to provide access to the Data Base to third parties unrelated to this Agreement is expressly reserved by SOG as provided in the second sentence of the first paragraph of Section 6 hereof.

         Specific portions of the Data Base, as needed, will be logged out with the date and name of the Potosky and Atocha representative removing it. Data checked out will be maintained in SOG's offices in 1201 Louisiana, Houston, Texas or such other address designated by SOG. When work on a prospect is completed, the data will be promptly returned and logged in with the name of the person returning it on behalf of Potosky and Atocha. The log book will be kept in SOG's offices in Two Houston Center, Suite 3250, 909 Fannin, Houston, Texas or such other address as specified by SOG.

         Potosky and Atocha hereby agree to execute any and all confidentiality agreements and will cause their employees to execute any such agreements required by SOG before obtaining access to the Data Base.

         Potosky and Atocha agree to advise all interested third parties that:
THE DATA BASE, BOTH LICENSED DATA AND PROPRIETARY DATA IS BEING MADE AVAILABLE TO POTOSKY AND ATOCHA AS CONSULTANTS OF SOG ON AN "AS IS, WHERE IS" BASIS AND SOG MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESSED OR IMPLIED, AS TO THE ACCURACY, QUALITY, COMPLETENESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE.

         6. Obligations of Potosky and Atocha. During the Initial Term, Potosky and Atocha shall use their best efforts to identify areas in Louisiana, Texas and Mississippi that are potentially productive of oil and gas ("Prospects"). Potosky and Atocha shall perform all of the obligations of SOG in the NEG Agreement and shall be bound by all of the covenants of SOG in the NEG Agreement, except (i) as expressly provided in Section 2 thereof, and (ii) as to the provisions of Section 18 thereof to the extent SOG reserves a right on a non-exclusive basis to provide access to the Data Base or disclose to any third party information from the Data Base. All duties and obligations assumed herein by Potosky and Atocha shall inure to the benefit of NEG, and NEG shall be a third party beneficiary under this Agreement. Potosky and Atocha shall have the right





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to perform consulting work and other services for other companies or persons to the extent that such work or services do not interfere with Potosky and Atocha's ability to meet their obligations under this Agreement, and Potosky and Atocha may advertise and market their services to others.

         Potosky and Atocha shall remit to NEG all proceeds to which NEG is entitled under the NEG Agreement to the extent same are received by Potosky and Atocha.

         Notwithstanding anything contained herein to the contrary, this Agreement shall not cover the following prospects:

         a.      West Jefferson Island

         b.      East Bayou Sorrel

         c.      Southwest Rayne

         d.      South Lake Arthur

         e.      Bayou Tommy

         f.      Bayou Terrebonne

and SOG and Potosky and Atocha shall have the right to devote time to business activities related to these Prospects during the Initial Term, but such activities must not conflict or interfere with the performance by Potosky and Atocha of their services under this Agreement.

         7. Compensation. In consideration for their performance under this Agreement, Potosky and Atocha shall receive as, when and if received from NEG, the compensation to be paid by NEG to SOG as provided in Section 6 of the NEG Agreement, save and except an overriding royalty of 1% which is reserved by SOG in and to any Prospect that includes lands covered by geophysical data in the Data Base. If and to the extent that Section 16 of the NEG Agreement provides that the overriding royalty interest provided therein is proportionately reduced, the overriding royalty interest provided therein is proportionately reduced, the overriding royalty reserved by SOG shall similarly be proportionately reduced.

         8. Reimbursement or Payment of Costs; Furnishing of Office Space and Personnel. Potosky and Atocha shall receive as, when and if paid by NEG the reimbursement provided in Section 5 of the NEG Agreement for reasonable out-of-pocket expenses paid by Potosky and Atocha directly related to the performance by Potosky and Atocha of their obligations during the Initial Term for the following:

         a. Rent and parking for Potosky and Atocha's office from January 1, 1996 to December 31, 1997;





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         b.      Telephone service;

         c.      Office supplies;

         d.      Reproduction of maps and logs;

         e.      Monthly dues for log libraries; and

         f.      Travel related to selling Prospects;

         Potosky and Atocha shall submit to SOG receipts or other suitable written documentation of such expenses, and, in the case of travel expenses, such receipts or documentation shall be submitted in the form of an expense account statement. Alternatively, Potosky and Atocha may submit invoices for expenses provided above for direct payment.

         SOG shall provide office space at 1201 Louisiana, Houston, Texas, and parking at the 777 Clay Street garage not later than December 31, 1995. If SOG relocates during the Initial Term, SOG shall provide Potosky and Atocha suitable office space at a location other than 1201 Louisiana, Houston, Texas, and parking at or near such other location.

         In any event, total costs for all General Administrative expenses relative to paragraph 8 of this Agreement, including paragraph 6a. from the NEG-SOG Agreement, may not exceed $24,000 for any month without the prior written consent of NEG.

         9. Office Space. Potosky and Atocha shall perform the services described in this Agreement in SOG's offices. Further, Potosky and Atocha shall be responsible for providing materials, supplies and equipment related to the performance of the services described in this Agreement. Potosky and Atocha shall have the right to hire additional employees of Potosky and Atocha at their own expense.

         Neither Potosky and Atocha nor any employee of Potosky and Atocha shall be entitled to any employee fringe benefits from SOG or NEG. Meals, clothing and transportation of Potosky and Atocha and their employees shall be the responsibility of Potosky and Atocha and such charges shall not be the responsibility of SOG or NEG.

         10. Sale of Prospects. After a particular Prospect is identified, Potosky and Atocha will be responsible for showing the Prospect to NEG on behalf of SOG. In the event NEG does not elect to take 100% of the available interest in the Prospect, Potosky and Atocha will attempt to market the remaining portion to third parties on behalf of SOG as provided in the NEG Agreement.

         11. Decisions under the NEG Agreement. Potosky and Atocha acknowledge that NEG's written approval under the NEG Agreement shall be required prior to the purchase or shooting of seismic data, the leasing or other acquisition of rights within the Prospect and any drilling in which NEG participates and that the decision to give or withhold such approval shall be within the sole discretion of NEG. Potosky and Atocha also acknowledge that NEG shall have the right under the NEG Agreement to discontinue any such activities after the approval thereof





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by NEG without liability to Potosky and Atocha. NEG shall have no duty or obligation to Potosky and Atocha to purchase or shoot any additional seismic data, to lease any lands within the Prospect or to acquire any other rights or to conduct drilling upon any Prospect.

         12. Early Termination. If NEG terminates the NEG Agreement pursuant to Section 20 thereof, this Agreement shall terminate.

         If Potosky and Atocha breach any provision of this Agreement, SOG may deliver notice thereof to Potosky and Atocha and NEG. If such breach continues for 30 days after delivery of such notice, or such shorter period as SOG determines to be necessary under any applicable licensing agreement, SOG may terminate this Agreement by delivering notice thereof to Potosky and Atocha and NEG. Notwithstanding anything contained above to the contrary, in the event Potosky and Atocha have breached any provision of this Agreement twice during any 12 month period and SOG has delivered notice of each such breach as provided above, upon the occurrence of a third breach by Potosky and Atocha, SOG shall not be required to give notice of such breach and may terminate this Agreement by delivering notice thereof to Potosky and Atocha and NEG.

         13. Notice. Notices to be given under this Agreement shall be given in writing and may be effected by personal delivery or registered or certified United States Mail with postage prepaid to the following addresses or by telefax to the following telefax numbers:

         If to SOG:

                 Sandefer Oil & Gas, Inc.
                 Two Houston Center, Suite 3250
                 909 Fannin
                 Houston, Texas 77010
                 Attn: Mr. Stephen F. Smith
                 Fax: 713/651-3028

         If to Potosky and Atocha:

                 Potosky Oil & Gas, Inc.
                 Atocha Exploration, Inc.
                 1201 Louisiana, Suite 1050
                 Houston, Texas 77002
                 Fax: 713/654-5018




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                 With a copy to:

                 National Energy Group, Inc.
                 1400 One Energy Square
                 4925 Greenville Avenue
                 Dallas, Texas 75206
                 Attn: Mr. Robert Imel
                 Fax: 214/692-9310

Either party may designate a different address by the prescribed written notice to the other party.

         If notice is effected by personal delivery hereunder, the date upon which such delivery is effected shall fix the time of giving of notice. In the event notice is effected by registered or certified United States Mail, the date that the envelope containing such notice actually is received shall fix the time of such notice.

         14. Assignment. Potosky and Atocha may not assign its rights and obligations under this Agreement. Any assignment of the rights and obligations of SOG under this Agreement shall require the express assumption of such rights and obligations hereunder by the assignee and evidence thereof provided to Potosky and Atocha. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         15. Partial Invalidity. In the event any provisions of this Agreement are determined to be invalid or to violate any applicable law, the remaining terms and provisions hereof shall remain in full force and effect.

         16. Choice of Law. This Agreement and all of the rights and obligations of the parties arising from or relating to the subject matter of this Agreement or the transaction contemplated hereby shall be governed by, construed and enforce in accordance with the laws of the State of Texas, excluding the conflict of laws and rules of such State.

         17. Other Agreements. This Agreement supersedes any prior agreements between the parties with respect to the subject matter of this Agreement. This Agreement supersedes that certain memorandum (the "Memorandum") dated November 23, 1992, from J. D. Sandefer III to Michael McWilliams, et al., insofar as the Memorandum affects the individual rights of Robert A. Potosky and W. David Willig, who join in this Agreement solely for purposes of this
Section 17. Hereafter, all rights of Robert A. Potosky and W. David Willig individually, if any, to use the Data Base shall be governed by this Agreement, and the Memorandum is deemed to be null and void to the extent that Robert A. Potosky and W. David Willig are named therein. Nothing herein shall be construed as an admission by SOG as to the enforceability of the Memorandum.





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         18.     Confidentiality. SOG and Potosky and Atocha shall not disclose the terms of this Agreement to any third party and except to the extent required by law, rule, regulation or court order.

         19. Joint and Several Liability. Potosky Oil and Gas, Inc. and Atocha Exploration, Inc. shall be jointly and severally liable for the obligations of Potosky and Atocha under this Agreement. In addition, Robert A. Potosky and W. David Willig shall execute agreements guaranteeing the obligations of Potosky and Atocha under this Agreement in a form mutually acceptable to the parties for the benefit of SOG and NEG.

         20. No Third Party Beneficiaries. This Agreement is not intended to and shall not create or give rise to rights in any third party that is not a party to this Agreement, except for NEG.


         WITNESS the execution hereof effective January 1, 1996.


WITNESSES:                                 Sandefer Oil & Gas, Inc.

 /s/ MARYLN READ                           By:    /s/ STEPHEN F. SMITH
- ---------------------------                   ----------------------------------
 /s/ BEVERLY L. BLESSEY                    Name:  Stephen F. Smith
- ---------------------------                     --------------------------------
                                           Title: Executive Vice President
                                                 -------------------------------


                                           Atocha Exploration, Inc.

 /s/ JERALYN FEITO                         By:    /s/ W. DAVID WILLIG
- ---------------------------                   ----------------------------------
                                                      W. David Willig
 /s/ TERRY DARILEK                         Title: President
- ---------------------------                      -------------------------------


                                           Potosky Oil & Gas, Inc.

 /s/ JERALYN FEITO                         By:    /s/ ROBERT POTOSKY
- ---------------------------                   ----------------------------------
                                                     Robert Potosky
 /s/ TERRY DARILEK                         Title: President
- ---------------------------                      -------------------------------




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WITNESSES:

 /s/ JERALYN FEITO                           /s/ ROBERT A. POTOSKY
- ---------------------------                 ------------------------------------
 /s/ SANDRA R. ALFORD                       Robert A. Potosky
- ---------------------------

 /s/ JERALYN FEITO                           /s/ W. DAVID WILLIG
- ---------------------------                 ------------------------------------
 /s/ SANDRA R. ALFORD                       W. David Willig
- ---------------------------





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